Exhibit 99.1

Media Contact:	Investor Contact:
Jaymie Scotto & Associates	Inteliquent
1-866-695-3629	Darren Burgener
pr@jaymiescotto.com	(312) 380-4548

FOR IMMEDIATE RELEASE

Inteliquent Announces Definitive Settlement With Large Customer

CHICAGO, December 11, 2012 – Inteliquenttm (Nasdaq: IQNT), a leading provider of global interconnection and interoperability solutions, announced today that it has definitively settled a previously disclosed dispute with one of its largest customers relating to the termination of certain long distance traffic. As part of the settlement, Inteliquent will make a one-time payment of $9 million in December to this customer. The settlement agreement contained a full and mutual release related to this dispute.

In addition to the settlement, Inteliquent and the customer have agreed to new terms that govern a portion of their commercial relationship. As a result, effective October 5, 2012, Inteliquent will continue to provide various voice services to the customer, but at pricing that is significantly lower than the previous rate structure. Also, the Company will pay the customer a significant amount for certain long distance traffic that it terminates to the customer’s network.

Inteliquent also confirms that it is not aware of any similar material disputes with other telecom carriers.

“We are pleased that this matter has been resolved amicably and we will continue our longstanding business relationship. Our voice services are utilized by almost every major carrier in the U.S and we remain confident in our market position going forward.” said Ed Evans, Chief Executive Officer of Inteliquent. David Zwick, Executive Vice President and Chief Financial Officer, added “Our customers are one of our most important assets. We look forward to starting a new chapter with this customer and working together for many years to come.”

About Inteliquent

Headquartered in Chicago, Inteliquent (operating under the legal names Neutral Tandem, Inc. and Tinet S.p.A. or the name of the applicable affiliate) provides intelligent networking to solve challenging interconnection and interoperability issues on a global scale. With an advanced MPLS network that is highly interconnected to carriers around the world, Inteliquent provides voice, IP Transit and Ethernet service solutions to major carriers, service providers and content management firms based in more than 80 countries and six continents. With more than 130 Ethernet sites worldwide, the Company is the largest global Ethernet interconnection provider, a top-five global IP Transit provider and has a leading IPv6 network. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter@Inteliquent.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: the effect of the settlement on our capital structure; the loss of traffic or decrease in margin associated with the traffic we terminate to the customer’s network; the possible loss of traffic that originates from the customer notwithstanding the resolution of this dispute; the effect of other disputes we may have with this customer; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2011, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.